Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,923,991
Unrealized Gain (Loss) on Market Value of Futures	106,060
Interest Income	243
Total Income (Loss)	$2,030,294

Expenses
General Partner Management Fees	$5,142
Brokerage Commissions	1,795
Prepaid Insurance Expense	171
NYMEX License Fee	129
Non-interested Directors' Fees and Expenses	101
Total Expenses	7,338
Expense Waiver	(1,046)
Net Expenses	$6,292
Net Income (Loss)	$2,024,002

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/14	$9,111,991
Net Income (Loss)	2,024,002

Net Asset Value End of Month	$11,135,993
Net Asset Value Per Share (200,000 Shares)	$55.68

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612